PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (this "Agreement") is made effective the 18th day of December, 2000, between PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the "Company"), and Dr. Louis F. Centofanti, the Chief Executive Officer and President of the Company ("Centofanti"). In consideration of the mutual promises and covenants contained herein, the Company and Centofanti do hereby agree as follows:

1.   Purchase of Shares. The Company hereby sells to Centofanti, and Centofanti hereby purchases from the Company, 64,000 shares of the Company's common stock, par value $.001 per share (the "Shares") at a purchase price of $1.5625 per share for an aggregate purchase price of $100,000. The Company hereby acknowledges receipt in full of the purchase price. The purchase price per share is based upon the closing price of the Company's common stock as quoted on the NASDAQ on the close of business on the date of this Agreement.

3.   Representations and Warranties. Centofanti understands that the purchase of the Shares under this Agreement has not been reviewed by the United States Securities and Exchange Commission ("SEC") because this private offering is intended to be a nonpublic offering pursuant to Sections 4(2) and/or 3(b) of the Securities Act of 1933 (the "Act"). Centofanti represents and warrants that the Shares are being purchased for Centofanti's own account, for investment and not for distribution or resale to others. Centofanti will not sell or otherwise transfer such securities unless they are registered under the Act or unless an exemption from such registration is available.

4.   Restrictions on Transfer. The Company may, if it desires, disallow the transfer of the Shares acquired hereunder out of Centofanti's name unless Centofanti's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of applicable federal and states securities or "Blue Sky" laws (collectively, the "Securities Laws"). Centofanti understands and agrees that the Company shall cause the Company's standard legend as to restrictions on transfer to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or applicable Securities Laws. Centofanti agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5.   Indemnification and Release. Centofanti agrees to hold the Company and its officers, directors, controlling persons, employees, agents, servants, and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities incurred by them as a result of any misrepresentation made by Centofanti contained herein or any sale or distribution by Centofanti in violation of any Securities Laws.

6.   Miscellaneous.

       6.1 Governing Law. This Agreement will be construed in accordance with, and governed by, the laws of    the State of Delaware.

       6.2 Additional Documents. Centofanti agrees to execute and deliver all such further documents,           agreements and instruments and take such other and further action as may be necessary or appropriate              to carry out the purposes and intent of this Agreement.

      6.3 Delivery of Shares. The Shares shall be issued to Centofanti as soon as practicable and upon            compliance with all applicable Securities Laws.

      6.4 Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement shall be prohibited by or invalid under such law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidity the remainder of such provision or the remaining provisions of this Agreement.

     6.5 Entire Agreement. This Agreement constitutes the entire Agreement among the parties hereto as to the  subject matter hereof and supersedes all prior agreements and understandings among the parties relating           to the subject matter hereof.

CENTOFANTI ACKNOWLEDGES THAT THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND THEY MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

      This Agreement is executed effective as of the date first written above.

                                                                              /s/ Louis Centofanti
                                                                          DR. LOUIS F. CENTOFANTI, an individual

                                                                          PERMA-FIX ENVIRONMENTAL SERVICES, INC.,
                                                                          a Delaware corporation

                                                                          By:    /s/ Richard T. Kelecy
                                                                               Richard T. Kelecy, Chief Financial Officer